UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2023

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10003 Woodloch Forest Drive
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
Huntsman Corporation	Common Stock, par value $0.01 per share	HUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Huntsman Corporation (the “Company”) with the U.S. Securities and Exchange Commission on April 26, 2023 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2023 Annual Meeting of Stockholders held on April 21, 2023 (the “2023 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes to approve the compensation of the Company’s named executive officers (“Say-on-Pay”). No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future Say-on-Pay votes held at the 2023 Annual Meeting, a majority of the Company’s stockholders that voted on the matter indicated a preference to hold future Say-on-Pay votes every year as follows:

1 year	2 years	3 years	Abstain
148,785,128	107,505	8,295,794	571,383

In light of these results and in accordance with its previous recommendation in the proxy statement for the 2023 Annual Meeting, the Company’s Board of Directors determined that the Company will hold future Say-on-Pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say-on-Pay votes. The next advisory vote regarding the frequency of Say-on-Pay votes is required to occur no later than the Company’s 2029 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ DAVID M. STRYKER
Executive Vice President, General Counsel and Secretary

Dated:  May 9, 2023

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